Exhibit 23.2

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 24, 2026, with respect to the consolidated financial statements of Northern Trust Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG LLP
Chicago, Illinois
July 30, 2026